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                                                                   EXHIBIT 10.23

                    PHARMACY SERVICES FULFILLMENT AGREEMENT

     This Pharmacy Services Fulfillment Agreement ("Agreement") is made as of August ___, 1999 ("Effective Date") by and between MEDI-MAIL, INC., a Nevada corporation ("Medi-Mail") having an office at 871-C Grier Drive, Las Vegas, Nevada 89119, and ePILLS, INC., a Delaware corporation ("ePills"), having an address at 5900 Hollis, Suite #O, Emeryville, California 94608.

                                   PREAMBLES

     Whereas, ePills is creating an Internet web site under the domain name "ePills.com" through which it intends to offer to any consumers with Internet access the ability to fill prescriptions, purchase pharmacy, health, beauty and personal care items and to access related information for personalized service;

     Whereas, Medi-Mail would like to administer and ePills would like Medi-Mail to administer, the prescription drug fulfillment aspect of the ePills web site and to perform certain related functions on the terms and provisions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements as set forth herein, the parties hereto hereby agree as follows:

1.   Scope of Medi-Mail Services

     a. Generally. Medi-Mail will provide pharmacy dispensing and related support services for ePills and its consumers, as the case may be, including the processing, adjudication or verification and fulfillment of prescription drug orders received by ePills through its web site and their delivery to ePills' shipper. Orders will be initially placed by ePills' consumers using ePills' Internet web site. ePills shall forward all orders to Medi-Mail by electronic data interchange ("EDI") pursuant to paragraph 4(d) at least four (4) times per day; provided, however, at such time as the HBS system is operational, ePills will forward all such orders on a real time basis. Orders will set forth a description of the products, SKU designations, quantities, requested method of delivery, designated delivery locations and other required information as agreed upon by the parties from time to time. For purposes of this Agreement, "real time" means batch processing of individual orders upon completion of such order by electronic transmission, subject to nominal delays in processing and transmission. The parties acknowledge and agree that Medi-Mail will not dispense pursuant to any Medicare or Medicaid programs under this Agreement. "Exclusive Rx Drugs" will only be shipped to consumers located in the "Territory." Medi-Mail shall be the exclusive provider of such services to ePills within the "Territory" with respect to "Exclusive Rx Drugs". Medi-Mail acknowledges that one of the principal purposes of this Agreement is for ePills to not have to qualify as a "pharmacy" under applicable federal, state and territorial laws and regulations and for Medi-Mail to serve as a fulfillment pharmacy on

CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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ePills' behalf and to perform those services that can only be performed by a pharmacy. Medi-Mail further acknowledges that ePills expects Medi-Mail to perform all its services hereunder in a manner that is consistent with high standards of quality and customer service as the quality thereof is material to the growth of ePills' business.

     b. For purposes hereof, "Territory" shall mean all states or territories of the United States where Medi-Mail is registered or licensed as a mail-order pharmacy or otherwise has such licenses or other governmental approvals, if any, necessary to provide the services described in this Agreement with respect to such state or territory. Medi-Mail hereby represents and warrants that annexed hereto as Schedule I is a true and complete list of all such states and
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territories (which are those not marked as pending), that Medi-Mail is in good
                             ---
standing in all of such states and territories and is not aware of any investigation, complaints or proceedings which could reasonably be anticipated to result in the forfeiture, revocation or cancellation of any of such licenses or qualifications and that Medi-Mail is in good standing with and has a valid number ("NCPDP Number") from the National Association of Boards of Pharmacy ("NABP"). Medi-Mail shall use reasonable efforts to become registered or qualified in all states and territories on said Schedule marked as pending (the "Open Areas") by December 31, 1999 and to maintain in good standing all its licenses and qualifications including a valid NCPDP number during the term of this Agreement; provided, however, that if either (i) any license or qualification is revoked, forfeited or canceled for any reason, or (ii) Medi-Mail reasonably determines that a change in the applicable federal, state or local laws creates an unreasonable burden (taking into consideration Medi-Mail's general business, not only its services hereunder) to obtain or maintain a license or qualification in any part of the Territory or the Open Area, then Medi-Mail shall give immediate notice thereof (not less than sixty (60) days prior written notice with respect to (ii)) to ePills. The failure to obtain or maintain a license or qualification under the foregoing circumstances shall not be considered a breach hereof (except as contemplated by paragraph 14(b)(vi) below) and the "Territory" shall thereupon automatically, without the necessity of further action, be deemed to be amended to reflect such changes. Similarly, if Medi-Mail does not qualify or obtain a license in the Open Areas by the date set forth above, it shall not be considered a breach of this Agreement but the definition of Territory shall automatically, without the necessity of further action, be deemed to be amended to delete such Open Areas unless ePills agrees in writing to extend such date. Medi-Mail shall send ePills reasonably acceptable evidence of qualification or licensing in any of the Open Areas as soon as possible and in any event prior to said date; the failure to timely supply any such evidence shall result in the automatic omission of such Open Area from the Territory as aforesaid, unless ePills has extended the date in writing.

     c. For purposes hereof, "Exclusive Rx Drugs" shall mean all drugs and related products which are available to consumers on a prescription basis only and which Medi-Mail maintains in stock in its licensed mail-order facilities (or in the Bergen Brunswig Drug Company warehouse supplying such location) in quantities sufficient to meet the reasonably anticipated "Verified Orders" as defined in paragraph 21 below. For purposes hereof, Exclusive Rx Drugs

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specifically excludes Drug Enforcement Administration ("DEA") Schedule II controlled substances, certain oncology products and vaccines but may include non-prescription products that are not typically maintained on open pharmacy shelving (e.g., diabetes testing kits). A list of the drugs and related products maintained by Medi-Mail, has been provided to ePills for ePills' initial selection of Exclusive Rx Drugs, which selection may be revised by ePills from time to time as provided in this Agreement. Medi-Mail shall, from time to time, update the specific products to be included as Exclusive Rx Drugs under this Agreement. Medi-Mail may add or delete available Exclusive Rx Drugs upon ten (10) days' prior written notice to ePills; provided, however, ePills may elect not to offer added Exclusive Rx Drugs, in which case any deleted product will no longer be considered an Exclusive Rx Drug; and further provided that Medi-Mail will not delete available Exclusive Rx Drugs so as to discriminate against ePills. If Medi-Mail cannot fill a Verified Order for any particular Exclusive Rx Drug on a timely basis in accordance with the provisions of this Agreement due to a lack of supply or unavailability thereof (other than due to manufacturer back orders) more than twenty (20) times in any one (1) month period, ePills may, on written notice to Medi-Mail, omit such item from the definition of Exclusive Rx Drugs without the consent of or further action by Medi-Mail; provided, however, that ePills shall not be able to so omit any item from the list of Exclusive Rx Drugs if Medi-Mail has maintained a sufficient inventory of such item in accordance with paragraph 3(a) below.

     d. Other Providers. It is contemplated that ePills will be able to contract with other providers for similar services in areas outside the Territory and for the fulfillment of Medicare/Medicaid orders and orders for products other than Exclusive Rx Drugs both within and outside the Territory, as such terms are amended from time to time in accordance with the provisions of this Agreement. Should ePills consider contracting with other providers for similar services in areas outside the United States and its territories, it will provide Medi-Mail with either a copy of the proposed contract therefor or a written summary of the relevant terms thereof, including without limitation, pricing. If Medi-Mail wishes to match such terms, it must send written notice to such effect to ePills within ten (10) business days of Medi-Mail's receipt of such notice and enter into an amendment to this Agreement with ePills with respect to such territory and products within twenty-one (21) days of receipt of the Notice; the failure to timely send such notice to ePills shall be deemed a decision by Medi-Mail not to match, TIME BEING OF THE ESSENCE with respect thereto. Thereafter, ePills may enter into an agreement within ninety (90) days with a third party for such territory and products on terms and conditions no less favorable in any material respect to ePills than those set forth in the Notice.

2.   Processing and Pricing.

          a. Generally. The parties will act in good faith to develop on or before August 14, 1999, an operations manual/protocol with respect to the processing of orders for Exclusive Rx Drugs placed through ePills web site. The operations manual/protocol will be attached as Schedule V and may be revised by the parties' mutual agreement from time to time. Unless otherwise specifically agreed to in the final operations protocol, the parties agree that

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Medi-Mail will have sole and exclusive responsibility for and will conduct its services under this Agreement with respect to the processing of all orders for Exclusive Rx Drugs in accordance with, the following: i. Medi-Mail will use all reasonable efforts to verify the validity of all orders for Exclusive Rx Drugs, to determine the availability of health insurance coverage, if applicable, and to obtain all necessary approvals from health care providers within one business day of the placement of such order. Medi-Mail may use any practice permitted by law and customarily used in the industry to verify the validity of a prescription, including obtaining an original or fax copy of the prescription, and/or consulting with the prescriber. Such practices will comply in all respects with applicable federal and state laws and Medi-Mail's determination of the validity of a prescription will be final. The operations manual will cover Medi-Mail's obligation to protect and maintain confidentiality of consumers' patient records.

           ii. Any prescription orders that do not become "Verified Orders" by 2:00 pm Pacific Time on any business day will not be shipped on a same-day basis; no orders that are not Verified Orders will be shipped.

           iii. If health insurance coverage is not available or denied for any reason, Medi-Mail will immediately advise ePills so that ePills can arrange for payment in full by the consumer. Medi-Mail will not ship any such Verified Orders unless ePills has advised Medi-Mail that ePills has received payment in full. If Medi-Mail has not received such advice prior to 2:00 pm Pacific Time on any business day, such orders will not be shipped on a same-day basis.

           iv. Any orders for Exclusive Rx Drugs which become Verified Orders after 2:00 pm Pacific Time or with respect to which ePills does not advise Medi-Mail that it has received payment in full (or payment in full of that portion not covered by any health care provider as applicable) until after 2:00 pm Pacific Time on any business day, shall be shipped the same day, if possible, or, if not, on the next business day if Medi-Mail has sufficient quantities in its pharmacy of the specific Exclusive Rx Drugs.

           v. Medi-Mail will offer consumers various shipping options, including next-day delivery service. Medi-Mail will deliver Exclusive Rx Drugs to consumers in the manner specified by each consumer (consistent with legal and product shipping requirements). ePills shall be responsible for all shipping costs hereunder as a direct pass-through cost.

           vi. Medi-Mail will be responsible for keeping track of all orders for Exclusive Rx Drugs and Verified Orders in order to respond to consumer and ePills inquiries with respect to the status of their orders and for providing specific information with respect to verification, health insurance coverage and shipment, including any applicable shipper's tracking number.

           vii. Medi-Mail will not ship any Verified Orders until it has cross checked the consumer's patient profile as required by paragraph 9 (d) below.

          viii. Medi-Mail will use its NCPDP number (formerly known as NABP number).

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     b.   Pricing. The parties agree to work in good faith to develop on or before August 14, 1999 a pricing protocol for all services and Exclusive Rx
Drugs provided pursuant hereto.   Medi-Mail shall provide to ePills all
Exclusive Rx Drugs pursuant to the pricing protocol, for resale by ePills to ePills' consumers. The pricing protocol will be attached as Schedule VI and may be revised by the parties' mutual agreement from time to time. A higher product-specific dispensing fee may apply to Exclusive Rx Drugs for which there are additional shipping, record keeping, customer verification or other obligations on Medi-Mail pursuant to applicable laws or regulations. The parties acknowledge and agree that all such pricing will be set in advance consistent with fair market value in an arms-length transaction and, except as expressly provided, not determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties. Pricing for any Exclusive Rx Drugs will change pursuant to changes in published Average Wholesale Pricing ("AWP"); provided, however, any such change will not be effective with respect to orders placed by ePills' consumers within twenty-four (24) hours of Medi-Mail's electronic notice to ePills.

Medi-Mail shall use all reasonable efforts (and shall consult with ePills about possible sources) to obtain Exclusive Rx Drugs to fulfill Medi-Mail's functions under this Agreement at the best possible prices available under the circumstances and shall throughout the term of this Agreement, make available to ePills pricing for Exclusive Rx Drugs that is as low or lower than prices Medi-Mail charges for such items to any third party Internet service provider with similar purchase volume and under contracts with similar terms.

3.   Inventory

     a. Generally. Medi-Mail will maintain a sufficient supply of the Exclusive Rx Drugs in order to meet reasonably anticipated Verified Orders. The parties recognize that ePills is a start-up enterprise and that there is no operating history on which to base initial estimates of demand. ePills will periodically provide Medi-Mail with its projections of consumer orders for Exclusive Rx Drugs which ePills shall be permitted to reasonably modify from time to time, provided that any such revisions shall not take effect for a period of at least ten (10) days from the date of the delivery of such modifications to Medi-Mail in order to allow Medi-Mail to obtain additional supplies to meet such updated projections. Notwithstanding the foregoing, ePills will be responsible for any additional costs incurred by Medi-Mail that are directly attributable to any such revisions if Medi-Mail has advised ePills in writing prior to incurring such increased costs. In addition, the parties will discuss on a quarterly basis various strategic considerations, including projected volumes, work order processing, new generic products to be included in Medi-Mail's formulary, inclusion of brand name products and the like. Medi-Mail shall not be considered to have breached its obligations hereunder if it has maintained a reasonable supply of Exclusive Rx Drugs sufficient to meet such projections (as supplemented from time to time) even though Verified Orders therefor have exceeded such projections or to the extent any failure is due to back orders by a manufacturer or other supplier. Medi-Mail will not process any of the following shipments of products: (i) international

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shipments, (ii) COD shipments, (iii) shipments requiring a declared value, (iv)
shipments to freight forwarding agents, (v) shipments of hazardous materials or other products requiring specialized shipping not generally provided by Medi-Mail, or (vi) DEA Schedule II controlled substances.

     b.   Warehouse. Medi-Mail shall keep all of the inventory of Exclusive
Rx Drugs to be used in connection with its services hereunder at any of its licensed mail-order facilities. The location of Medi-Mail's facilities is attached as Schedule VIII. Medi-Mail shall give ePills no less than ten (10) days' written notice prior to any change in the location of its facilities used in connection with its services hereunder.

     c. Return Policy. Medi-Mail and ePills incorporate herein by reference the Returned Goods Policy in the form of Schedule II.
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4.   Collections, Payment and Financial Reconciliation. The parties agree to work in good faith to develop a financial reconciliation protocol on or before August 14, 1999, which will provide specific details regarding the collection of payment for Verified Orders and the payment by ePills for inventory used to fill Verified Orders. The financial reconciliation protocol will be attached as
Schedule VII and may be revised by the parties' mutual agreement from time to time. Unless otherwise specifically agreed to in the final financial reconciliation protocol, the parties agree as follows:

     a. ePills shall be solely responsible for the collection of payment from the consumers of that portion of the purchase price for any Verified Orders which is not covered by any health care provider which portion shall include, without limitation, sales tax (if applicable), shipping and handling and insured consumer co-pays and all collections by ePills shall be promptly paid to Medi-Mail as its interest appears pursuant to the terms and provisions of this Agreement.

     b. Medi-Mail will be initially responsible for the collection of the insured portion of all Verified Orders from health care providers. All collections by Medi-Mail shall be promptly paid to ePills as its interest appears pursuant to the terms and provisions of this Agreement. Notwithstanding the foregoing, ePills shall bear the credit risk for any shortfall that may result from such collection efforts from health care providers; provided that
(i) reasonable collection efforts were diligently pursued, (ii) such shortfall does not relate to a MM Consumer and (iii) such shortfall does not arise out of a processing error for which Medi-Mail is responsible. ePills shall have the right to continue collection efforts from health care providers in Medi-Mail's name and Medi-Mail shall fully cooperate at ePills' expense '' (unless the shortfall arises out of a Medi-Mail processing error). ePills will remain responsible for dispensing fees and postage costs including if the shortfall arises out of a Medi-Mail processing error.

     c. Each party shall remit payment to the other for all Exclusive Rx Drugs provided to fulfill Verified Orders as follows: (i) if any portion of the purchase price therefor is covered

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by health insurance, then from Medi-Mail to ePills within three (3) business days after Medi-Mail receives both an explanation of benefits ("EOB") and payment of such portion from the applicable health care provider, or (ii) if there is no health insurance coverage available, then from ePills to Medi-Mail within twenty-four (24) hours after ePills receives payment in full for such Verified Order, provided, however, that in no event shall payment be made to Medi-Mail later than three (3) business days after such Verified Order has been shipped. If payment is not received as provided in the financial reconciliation protocol, a late payment penalty of the lower of one-and-one-half percent (1 1/2%) per month or part thereof or the maximum rate permitted by law shall be assessed on the outstanding balance, commencing from the first (1st) business day after such due date. The right to assess penalties for payment delays shall not relieve either party of its obligation to make prompt payment in accordance with this paragraph.

     d. Medi-Mail and ePills incorporate herein by reference the EDI/EFT Agreement in the form of Schedule III. All Orders, ePills sales reports and
                         ------------
Medi-Mail invoices shall be transmitted by EDI. All funds shall be transferred between the parties by electronic funds transfers ("EFT").

5.   Sales Taxes

     a. ePills shall obtain and maintain a resale tax certificate in Nevada and each other jurisdiction in which Medi-Mail delivers Exclusive Rx Drugs to ePills' shipper. ePills shall collect and remit all applicable sales taxes and other taxes on the sale or provision of Exclusive Rx Drugs to ePills' consumers to the extent required by law. Medi-Mail shall reasonably cooperate with respect to ePills' collection of sales and other applicable taxes or governmental charges.

6.   Record Keeping

     a. Generally. Medi-Mail shall be responsible for keeping all records with respect to Verified Orders necessary or reasonably desirable in order to (i) comply with applicable federal, state and other laws and regulations; (ii) reasonably respond to consumer inquiries about the status of a Verified Order (including without limitation health insurance coverage, refill status availability of product to fill such order, shipment and delivery); once the HBS system is operational, such automated responses will be in real time; and (iii) reasonably comply with the requirements of the health care providers in connection with Verified Orders; such records shall be maintained so as to reasonably satisfy any potential audit by any federal, state or local agency having jurisdiction over ePills or Medi-Mail or by any health care provider with which it transacts business in connection with this Agreement. ePills will retain all documentation, if any, it is required to maintain by federal and state laws. Medi-Mail will provide copies of consumer's patient profiles and confidential patient records to another licensed pharmacy promptly upon the expiration or earlier termination of this Agreement to the extent ePills (or such other licensed pharmacy) satisfies applicable legal and regulatory standards for any such transfer. Such documents will be available for inspection and audit by Medi-Mail and its authorized

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representatives, subject to ePills' approval, during the term of this Agreement and for two (2) years after, but no more frequently than twice in any consecutive twelve (12) month period and only during reasonable business hours and upon reasonable notice and terms set by ePills. All expenses of such audits will be borne by Medi-Mail.

     b. Consumer Profiles. Medi-Mail shall be responsible for maintaining patient profiles for all consumers that have placed a Verified Order dispensed by Medi-Mail. Such profiles shall include information about a consumer's prior pharmacy purchases, if applicable, health problems, medications, allergies and the like in accordance with usual industry practice. Medi-Mail shall not be responsible for the accuracy of such information and may rely on information provided by the consumer and his/her medical practitioner unless it has been negligent in obtaining or analyzing such information. Medi-Mail shall be responsible for updating such profiles for any new Verified Orders and for any relevant information it obtains while fulfilling its functions hereunder.

     c. Adverse Event Reporting. Each party shall report to the other and pursuant to the requirements of the Food and Drug Administration, all adverse events relating to the Exclusive Rx Drugs of which it becomes aware.

     d. DEA Registration. ePills shall obtain and maintain such registration with DEA as is required by DEA and shall report the sale and shipment of all Exclusive Rx Drugs pursuant to the reporting requirements of DEA and comply with all comparable state requirements.

     e. Product Recalls. Neither party shall be obligated to recall any Exclusive Rx Drugs which is the subject of a manufacturer or supplier recall but either party may elect to do so from time to time in its sole discretion. If either party shall do so, it will first consult with the other party and the parties will cooperate with each other in any such recall, provided that any recall undertaken by Medi-Mail on behalf of ePills will be at ePills' sole cost and expense.

7.   Access and Audit

     a. As Between the Parties. Medi-Mail hereby agrees to make its warehouse, the inventory of Exclusive Rx Drugs and all of the records in connection with its performance under this Agreement available to ePills and its representatives and shall further allow ePills' representatives to discuss all operations hereunder with Medi-Mail's officers, employees and representatives, all at Medi-Mail's warehouse or other places of business during normal business hours on reasonable request. Such records will be available for inspection and audit by ePills and its authorized representatives, subject to Medi-Mail's approval, during the term of this Agreement and for two (2) years after, but no more frequently than twice in any consecutive twelve (12) month period and only during reasonable business hours and upon reasonable notice and terms set by Medi-Mail. All expenses of such audits will be borne by ePills.

     b. Third Party Audit. In the event of an audit by any health care provider or government agency with a right to do so, both parties agree to fully cooperate with each other

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and with such third party with respect to such audit. Each party agrees to immediately notify the other upon receipt of any notice of or request for an audit. If a health care provider determines that monies are to be refunded to the provider or that monies are owed to the provider due to the negligence of Medi-Mail, it shall be Medi-Mail's responsibility to pay/repay such monies to the provider and to collect the then unpaid balance from the consumer(s) to the extent permitted by law. Each party shall reasonably cooperate with the other in such collection efforts at its own expense except to the degree that either party has been negligent, in which case the negligent party will bear all such expenses. Medi-Mail may, in its discretion, enter into negotiations with such provider regarding any monies which the provider claims are to be refunded or paid provided that Medi-Mail (i) does not enter into any agreement or commitment on ePills' behalf without ePills' prior written consent, (ii) keeps ePills advised of the progress of such negotiations, and (iii) allows ePills to participate in such discussions, at its own cost and expense, if ePills so desires. ePills shall bear the credit risk for fraud by a consumer or any error by providers or others except to the extent Medi-Mail is responsible .

8.   Title.

     a. Orders and Receivables. For purposes of payment only, title to, and risk of loss of, all Exclusive Rx Drugs ordered through the ePills web site (including without limitation Verified Orders from "MM Consumers," as defined in paragraph 20 below) shall pass from Medi-Mail to ePills immediately prior to Medi-Mail's delivery of the Exclusive Rx Drugs to the shipper for delivery to ePills' consumer; provided, however, that Medi-Mail may be entitled to a commission with respect to sales through the ePills web site to MM Consumers as provided in the pricing protocol to be developed pursuant to paragraph 2(b) above. Notwithstanding the foregoing:

     (i) If any health care provider will afford coverage for any Exclusive Rx Drugs only if such product is provided by a licensed pharmacy and, under such provider's rules and regulations, ePills would not be a qualified pharmacy but Medi-Mail would be, then the receivables with respect to such sales to ePills consumers shall be in the name of and shall be the sole property of Medi-Mail. In such event, however, ePills shall receive as a commission with respect to the use of its web site compensation in the same amount that it would otherwise be entitled to and on substantially the same terms as set forth in this Agreement. Medi-Mail will promptly notify ePills of each and every such situation and shall provide ePills with reasonable back-up information from such provider with respect thereto.

     (ii) With respect to Verified Orders for Exclusive Rx Drugs, the sale or title of which may require ePills to register with DEA ("DEA Restricted Drugs"), ePills will not take title prior to delivery to the shipper, as set forth above, until ePills has been definitively advised by DEA as to its registration requirements and obtained any required registration. During any interim period, to the extent it may lawfully do so, ePills will act as Medi-Mail's sales agent entitled to a commission in an amount to which it would otherwise be entitled under terms of this Agreement, less any out-of-pocket costs, including sales and use taxes, to which Medi-Mail may be obligated

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due to  ePills acting as its sales agent.

     b. Records. Medi-Mail agrees that it shall retain all documentation required by federal and state statutes and regulations and will make available to ePills, to the maximum extent allowed by law, copies of all records maintained in connection with Medi-Mail's performance hereunder (including without limitation records of the verification of orders and availability of insurance, shipment and delivery, collection from health care providers, consumer's patient profiles and pharmacy support services). Subject to paragraph 17, Medi-Mail and ePills shall each retain sole ownership of their respective customer lists and business records.

9.  Support Services

     a. Pharmacist Support. ePills wishes to offer to its consumers (and may be required to offer under certain applicable state laws) access to Medi-Mail pharmacists to provide by phone, e-mail or otherwise personal guidance, advice or information regarding Exclusive Rx Drugs, other pharmaceuticals and health concerns, including, without limitation, questions concerning correct usage and dosage, generic alternatives, potential side-effects and interaction with other medications the consumer may be taking.

     b. Customer Service. ePills also wishes to offer full customer service to its consumers including without limitation inquiries about Exclusive Rx Drugs, availability, ordering, shipment options, shipment status, etc.

     c. Generally. In connection with pharmacist support and customer service, ePills will develop and maintain on its web site consumer accessible electronic information, including frequently asked questions (FAQs) and other information with the intent of minimizing routine consumer inquires to Medi-Mail's pharmacist support and customer service. In turn, Medi-Mail will provide sufficient pharmacist support and customer service to respond to consumer inquiries from Monday through Friday, 7:00 a.m. through 5:00 p.m. Pacific Time for pharmacy support and 6:00 am through 5:00 pm Pacific Time for customer service as long as ePills requires, it being understood that ePills may, in its sole and absolute discretion, determine at any time to contract with Medi-Mail to hire additional pharmacist(s) or personnel on staff to provide additional functions or to provide similar functions during expanded hours and days. The pricing for any such services provided by Medi-Mail will be negotiated separately by the parties in good faith, as part of the pricing protocol referred to in paragraph 2(b) above.

     d. Cross Checks. Medi-Mail shall be responsible for checking a consumer's order for Exclusive Rx Drugs with the consumer's patient profile to ascertain allergies and potentially harmful reactions resulting from the interaction of various prescription medications, other health problems or other circumstances or information provided to Medi-Mail prior to shipment of a Verified Order.

10.  Technology and Equipment.

     a. Web Site Development. ePills shall be responsible for (a) the development, testing

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and implementation of its web site; (b) installing, maintaining repairing or replacing all technology and equipment including without limitation, interfaces, encryptions software, programs, hardware and related equipment reasonably necessary to operate the business except that Medi-Mail shall be responsible for all service site software and hardware implementation and maintenance and for such software and hardware (including without limitation the Cyclone software) necessary or desirable for Medi-Mail's systems to interface properly with ePills' systems with respect to Medi-Mail's operations; and (c) providing for credit card processing for consumer payments for Verified Orders. Each screen applicable to the sale of Exclusive Rx Drugs that is accessible to consumers on ePills' web site shall clearly identify Medi-Mail as an independent contractor providing the dispensing pharmacy services. No content on ePills' web site shall directly or indirectly lead any consumer or potential consumer to believe that ePills or one of its affiliates is the manufacturer of an Exclusive Rx Drug. The initial technology to be used by ePills shall be subject to the review and approval of Medi-Mail, such approval not to be unreasonably withheld. Medi-Mail shall not have any liability to ePills for Medi-Mail's failure to fulfill its duties hereunder if such failure is the result of any problem with respect to the software or hardware that ePills has provided as long as such problem has not been caused by any negligent act or omission of Medi-Mail or its representatives.

     b. Prohibition Against Publication of Certain Materials. ePills shall not incorporate in ePills' web site any of the following material (including pictures, links, or any other content, whether visible or invisible with a web browser):

          i. any material which knowingly violates or infringes any national or international copyright, trademark, trade secret, patent, statutory, common law or other proprietary rights of others, including any party's privacy right or right of publicity, in effect or which may hereafter be enacted and applicable to this Agreement or web sites; or

          ii. any material that is libelous, slanderous, harmful, abusive, threatening, obscene or pornographic.

     c. Intellectual Property Rights. Medi-Mail does not grant to ePills any rights to any copyright, patent, trademark, trade name or similar rights with respect to any software, documentation or any other information provided to ePills by Medi-Mail. Except as provided in this Agreement, ePills will not use the name, trade name, trademarks, service marks, trade dress, logos or other intellectual property of Medi-Mail or any of its affiliates in publicity releases, advertising, sales literature or materials, or in any similar activity without Medi-Mail's prior written consent. Notwithstanding paragraph 13(c)(i), ePills shall immediately notify Medi-Mail of any written or oral claim that any software, documentation or other information provided by Medi-Mail for use by ePills in its web site or otherwise infringes on the rights of any third party. Immediately upon receipt of such notice from Medi-Mail, ePills shall discontinue the use of any such material which Medi-Mail determines may subject Medi-Mail or ePills to liability to any third party. Failure to notify Medi-Mail in writing within three (3) business days of the receipt of an oral or written claim that any such material used by ePills in its web site or otherwise infringes on the rights of any third party shall terminate and rescind all of Medi-Mail's representations, warranties, and indemnification obligations with respect to the subject matter of the claim.

11. Installation of HBS System. Medi-Mail agrees that the new HBS system will be installed and operating as soon as possible.

12.  Labeling and Name.

     a. Labeling. The parties agree to act in good faith to develop on or before July 14, 1999 a label to be used on all containers and packaging for Exclusive Rx Drugs shipped by Medi-Mail hereunder. The name, logo and telephone number for Medi-Mail will appear on the label for Exclusive Rx Drugs ordered by consumers who place orders using ePills' web site and ePills' name, logo and telephone number will also appear on such labels if permitted or required by applicable federal and state law. Such labels shall not be used other than in connection with this Agreement. The parties currently contemplate the use of one label or sticker for ePills together with Medi-Mail's usual prescription label on each vial or container for Exclusive Rx Drugs provided to a consumer. The use of the two labels will be mutually re-evaluated once the HBS system is operational.

     b. Web site. In addition, subject to reasonable prior approval, ePills may use Medi-Mail's name and logo and images of Medi-Mail's facilities and operations and, with permission from each such person, its personnel on ePills' web site and Medi-Mail may use the ePills name and logo on any web site which Medi-Mail may in the future develop, provided that the use by either party of the other's name shall be in the context of either referring to the arrangements reflected in this Agreement or promoting in a positive way the products and/or services provided by the other. Each party acknowledges and agrees that it has no right, title or interest in and to the name of the other party except in accordance with the terms and provisions hereof.

13.  Insurance and Liability

     a. Insurance - Each party shall obtain and maintain during the term of this Agreement and for two (2) years thereafter at its own cost and expense:

              (1) Commercial General Liability Insurance covering its premises, including bodily injury, property damage, broad form contractual liability, independent contractors and products liability/completed operations coverages, with limits of not less than [*] per occurrence, [*] aggregate and [*] single limit.

              (2) Workers' Compensation Insurance as mandated or allowed by all states in which such party's business is being performed, including at least [*] coverage for Employer's Liability.

              (3) All Risk Property Insurance in an amount adequate to cover the cost of replacement of all equipment, improvements, and betterments at such party's

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    locations in the event of loss or damage.

               (4)  Errors and Omissions Insurance in the amount of [*].

All such policies shall be written by a carrier or carriers rated "A" or above by Best, shall contain a clause requiring the carrier to give the other party at least thirty (30) days' prior written notice of any material change or cancellation of coverage for any reason, shall name the other party as an additional insured and shall further provide that the interests of the other party shall not be invalidated by any act or negligence of the primary insured. Each party shall provide the other with evidence of such insurance within five
(5) days after ePills' web site is initially available on the Internet and annually thereafter throughout the term of this Agreement.

     b. Indemnification by ePills. ePills shall indemnify, defend, and hold harmless Medi-Mail and its officers, directors, agents and affiliates from and against any and all claims, demands, actions, causes of action, losses, judgments, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs, and costs of settlement) ("Claim") to the extent arising out of claims against Medi-Mail for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of ePills or ePills' employees, agents, or representatives acting alone or in collusion with others; (2) the death of, or bodily injury to, any person to the extent as a result of any act or omission of ePills or ePills' employees, agents or representatives; or (3) any breach by ePills of any of its representations, warranties or covenants in this Agreement.

         i. Notice by Medi-Mail. Upon receipt of any notice of a Claim, Medi-Mail shall promptly notify ePills in writing of any such Claim; provided however, any failure to so notify ePills shall not relieve Medi-Mail of any liability it may have to ePills except to the extent such liability was caused by such failure.

         ii. Retention of Counsel. Medi-Mail may retain counsel of its own choice at Medi-Mail's expense to the extent necessary to protect Medi-Mail's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as ePills does not enter into any settlement agreement or consent judgment that admits liability on the part of Medi-Mail or that fails to include an unconditional release of Medi-Mail from all liability from all asserted or threatened Claims, ePills shall have the right to control the defense, settlement, and prosecution of any litigation.

     c. Indemnification by Medi-Mail. Medi-Mail shall indemnify, defend, and hold harmless ePills and its officers, directors, agents and affiliates from and against any and all Claims to the extent arising out of claims against ePills for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of Medi-Mail or Medi-Mail's employees, agents, or representatives acting alone or in collusion with others; (2) the death of, or bodily injury to, any person to the extent as a result of any act or omission of Medi-Mail or Medi-Mail's employees, agents or representatives, including misfilling an Exclusive Rx Drug prescription or, absent express patient consent or express physician approval, dispensing an Exclusive Rx Drug despite clear indication in Medi-Mail's records that use by the patient was absolutely contraindicated; or (3) any breach by Medi-Mail of any of its representations, warranties or covenants in this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          i. Notice by ePills. Upon receipt of any notice of a Claim, ePills shall promptly notify Medi-Mail in writing of any such claim; provided, however, any failure to so notify Medi-Mail shall not relieve ePills of any liability it may have to Medi-Mail except to the extent such liability was caused by such failure.

          ii. Retention of Counsel. ePills may retain counsel of its own choice at ePills' expense to the extent necessary to protect ePills' interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as Medi-Mail does not enter into any settlement agreement or consent judgment that admits liability on the part of ePills or that fails to include an unconditional release of ePills from all liability from all asserted or threatened Claims, Medi-Mail shall have the right to control the defense, settlement, and prosecution of any litigation.

     d. Limit on Liability. EXCEPT TO THE EXTENT THAT A THIRD PARTY IS FINALLY DETERMINED TO BE ENTITLED TO SUCH DAMAGES, MEDI-MAIL SHALL NOT BE LIABLE TO EPILLS FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER OR NOT MEDI-MAIL KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES, AND MEDI-MAIL'S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL SUCH CLAIMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT EXCEED MEDI-MAIL'S RECEIPTS FOR PRODUCTS SOLD UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING A FINAL DETERMINATION OF SUCH LIABILITY.

14.  General Representations and Warranties

     a. Representations and Warranties of Medi-Mail. Medi-Mail hereby represents and warrants to ePills that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on its behalf is duly authorized to bind it to all terms of this Agreement; (iii) it shall have good title to all Exclusive Rx Drugs delivered pursuant to this Agreement (unless such Exclusive Rx Drugs are subject to a chargeback agreement); (iv) except as otherwise provided, all such Exclusive Rx Drugs shall be free from any security interest or other lien (unless such Exclusive Rx Drugs are subject to a chargeback agreement); (v) all Exclusive Rx Drugs shall be delivered without damage to ePills' shipper for delivery to ePills' consumer; (vi) this Agreement, when executed and delivered by it, shall be its legal, valid, and binding obligation, enforceable against it in accordance with its terms; (vii) its execution, delivery and performance of this Agreement shall not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (viii) Medi-Mail holds all valid licenses, permits and registrations in appropriate jurisdictions to permit Medi-Mail to operate its fulfillment services.

     b. No Representations or Warranties Regarding Exclusive Rx Drugs. Except as expressly provided herein, Medi-Mail makes, and shall be deemed to make, no representations or warranties, express or implied, written or oral, as to the value, absence of defect, absence of infringement, or the absence of any obligation based on strict liability in tort, or any other representation or warranty whatsoever, express or implied, with respect to the Exclusive Rx Drugs provided in this Agreement. MEDI-MAIL EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO ANY EXCLUSIVE RX DRUGS, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE PRODUCTS PROVIDED IN THIS AGREEMENT. ePills acknowledges that Medi-Mail is not the manufacturer of any Exclusive Rx Drugs and agrees that ePills shall settle all claims, defenses, set-offs and counterclaims it may have with or against any manufacturer directly with the manufacturer and shall not assert any such claims, defenses, set-offs or counterclaims against Medi-Mail. Accordingly, ePills agrees that, except as otherwise provided, Medi-Mail, its subsidiaries and affiliates and the directors, officers, shareholders and agents of each shall not be liable to ePills for any liability, claim, loss, damage (consequential or otherwise) or expense of any kind caused, directly or indirectly by (i) the inadequacy of the Exclusive Rx Drugs for any purpose, (ii) any deficiency or defect, (iii) any delay in providing the Exclusive Rx Drugs,
(iv) failure to provide the Exclusive Rx Drugs, or (v) death or bodily injury which may be caused by the Exclusive Rx Drugs. The foregoing is not intended to exculpate Medi-Mail from or limit any liability or obligation Medi-Mail may have or limit any claim ePills may have against Medi-Mail (other than as set forth in Section 13d above) to the extent arising out of Medi-Mail's performance of or its negligence with respect to its services and obligations relating to this Agreement, including without limitation obligations or claims relating to the advice given to customers by Medi-Mail pharmacists, the handling, compounding or storage or any Exclusive Rx Drugs or the failure to maintain or check required patient profiles in connection with filling any Verified Orders. Further, the provisions of this paragraph 14(b) or paragraph 13(d) or any other provision of this Agreement are not intended to prevent or limit ePills' ability to implead Medi-Mail in any action that is brought against ePills for any claim, liability or obligation for which Medi-Mail could have liability to the plaintiff therein.

     c. Representations and Warranties of ePills. ePills hereby represents and warrants to Medi-Mail that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on behalf of ePills is duly authorized to bind ePills to all terms of this Agreement; (iii) this Agreement, when executed and delivered by it, shall be its legal, valid, and binding obligation, enforceable against it in accordance with its terms; (iv) its execution, delivery and performance of this Agreement shall not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (v) ePills holds all valid licenses, permits and registrations in appropriate jurisdictions to permit ePills to operate its Internet services as contemplated by this Agreement.

15.  Term; Early Termination

     a. Term Generally. This Agreement shall commence as of the Effective Date and shall continue in full force and effect for three (3) years and shall be automatically extended for additional, successive one (1) year terms (collectively, the "Term") unless either party gives written notice to the other of its intention to not extend at least sixty (60) days prior to the end of the then current Term.

     b. Early Termination. Notwithstanding the foregoing, this Agreement shall terminate earlier upon the occurrence of one or more of the following events:

         i. if either party defaults in its obligations under paragraphs 16 or 17 hereof;

         ii. if either party shall be in default with respect to any of its agreements or obligations hereunder or Medi-Mail is in default after a quality review, and such default shall continue for a period of 30 days (four [4] business days in the case of any failure to pay) after written notice thereof is received from the other party (other than as provided for in (b)(I) above);

         iii. if a proceeding or case shall be commenced by a party or against a party in any court of competent jurisdiction seeking (x) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (y) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like, for such party or a substantial part of its property, or (z) similar relief under any law relating to bankruptcy, insolvency, reorganization, composition or adjustment of debts, and, in the case of any such proceeding being commenced against a party rather than by such party, if such proceeding continues undismissed for a period of sixty (60) days or more;

         iv. if one or more judgments, levies or attachments is entered against either party in the aggregate amount of $25,000.00 by any party, administrative tribunals or other bodies having jurisdiction, and the same is not discharged or stayed within sixty (60) days from the date of entry thereof, with each party having the duty to report any such entry against it to the other party within ten (10) days of such entry;

         v. if any of the final operations protocol, pricing protocol or financial reconciliation protocol or labeling is not agreed to by the dates set forth in paragraphs 2(a), 2(b), 4 or 12 above respectively, unless the applicable date is extended in writing by the parties;

         vi. if (x) any executive employee of Medi-Mail or any licensed professional employee of Medi-Mail that performs services in connection with Medi-Mail's fulfillment of its obligations under this Agreement is convicted of fraud or any similar criminal activity or (z) any employee who is a Medi-Mail pharmacist and performs services for ePills hereunder has his pharmacist's license revoked or suspended for a period of more than ninety (90) days; then upon the occurrence of any such event ePills shall have the option of terminating this Agreement at any time within sixty (60) days after it becomes aware of such event, such termination to be effective upon sixty (60) days' prior written notice.

          vii. in the event the laws of any jurisdiction change so as to negatively effect through increased regulations, liability, or otherwise so as to have a material adverse effect on Medi-Mail's Internet fulfillment operations generally or the Internet sale of Exclusive Rx Drugs, then either party may terminate this Agreement upon sixty (60) days' prior written notice to the other without further obligation.

          viii. If any required licenses, permits or registrations of Medi-Mail or ePills are revoked or suspended so as to materially impair such party's ability to perform under this Agreement, Medi-Mail or ePills may terminate this Agreement upon sixty (60) days' written notice without further obligation.

A party terminating this Agreement pursuant to any of paragraphs (i) through (v) above, shall send written notice thereof to the other party which notice shall describe in reasonable detail the applicable default and the termination date.

     c. Quality Control. ePills may, in its discretion, conduct periodic quality control reviews with respect to Medi-Mail's performance under this Agreement. If ePills determines that Medi-Mail is in breach of the standards of customer service as described generally in paragraph 1(a) above and elsewhere in this Agreement, then ePills shall so notify Medi-Mail in writing, which notice shall set forth in reasonable detail the nature of Medi-Mail's breaches or shortcomings. Medi-Mail shall have a period of thirty (30) days (or such longer period of time reasonably necessary to take appropriate corrective action provided that Medi-Mail is diligently proceeding to do so) from its receipt of such notice to implement procedures to correct such shortcomings and to improve the quality of customer service (the "Corrective Period"); such corrective action shall be set forth in a written response to ePills given on or before the end of such Corrective Period. At any time after the Corrective Period, ePills may either accept such response, in which event the breach shall be deemed to be cured, or e-Pills may conduct a subsequent quality review to determine whether the corrective action is sufficient and has materially improved the quality of customer care in light of the deficiencies set forth in ePills' original default notice. Medi-Mail agrees that, provided that ePills is evaluating Medi-Mail's performance on a reasonable basis consistent with industry standards and good pharmacy practice, ePills' determination with respect to whether Medi-Mail is meeting the required standards of customer service and performance shall be reasonable under such standards and practices.

     d. Force Majeure. Notwithstanding the provisions of this Agreement, each party shall be relieved of its obligations hereunder (other than financial obligations) to the extent that fulfillment of such obligations shall be prevented by force majeure; such excuse shall continue as long as the condition constituting such force majeure continues plus reasonable time thereafter, during which period such party shall take such action as is required or reasonably desirable to correct any defaults under this Agreement arising in connection with such force majeure event. For purposes of this Agreement, force majeure is defined as follows: causes beyond the reasonable control of the party claiming the excuse, including, without limitation, war, governmental rules or regulations, civil commotion, destruction of facilities or supplies by fire, earthquake, storm or other natural cause, labor disturbances or strikes, epidemic or the failure of public utilities or common carriers.

16.    Limited Non-Compete

       Medi-Mail agrees that it will not sell any Exclusive Rx Drugs to any other similar e-commerce or web site prior to August 30, 1999, except that Medi-Mail can develop its own e-commerce or web site for the sale of prescription or over-the-counter products. To induce Medi-Mail to agree to the foregoing, ePills agrees to complete the following on or before August 14, 1999: (a) execution of written agreements or commitments in favor of ePills with health care providers for prescription drug insurance coverage for at least 10 million covered lives, (b) completion of a production ready web site for ePills for ordering prescription products reasonably comparable to competing web sites in existence as of the date hereof and (c) completion of the interface with Medi-Mail's software and hardware to handle orders for Exclusive Rx Drugs '. If such conditions have not been satisfied by August 14, 1999 or, at any time prior to August 14, 1999, Medi-Mail reasonably determines they are unlikely to be satisfied by such date (except to the extent ePills' failure is due to Medi-Mail's failure to cooperate), then Medi-Mail may, upon written notice to ePills with an accompanying explanation, terminate the foregoing exclusivity.

17.  Confidentiality

     a. Confidential Information. "Confidential Information" shall mean any and all information disclosed in writing, orally or by electronic data transmission by either party to the other party, which is either confidential or proprietary in nature. "Confidential Information" shall not include: (i) information that is or shall become generally available to the public through no fault of the receiving party; (ii) information that was known to the receiving party before that party received it under this Agreement and was free of any obligation of nondisclosure; or (iii) information that is disclosed in good faith to the receiving party by a third party lawfully in possession of such information and who is not under an obligation of nondisclosure with respect to such information.

     b. Nondisclosure. During the term of this Agreement and for ten (10) years thereafter, neither party shall, without the prior written consent of the other party, disclose to any third party (unless such disclosures are reasonably required by law) or use for its own purposes (except as contemplated by this Agreement) this Agreement or any other Confidential Information concerning the other party's business, operations, or products that is obtained in the course of performing this Agreement. Notwithstanding the foregoing, the parties may issue a joint press release as promptly as practicable after the execution of this Agreement and may continue to communicate with employees, customers, suppliers, lenders, shareholders and others as may be legally required or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the activities contemplated by this Agreement. If one party is requested or required to disclose any such information, it shall provide the other with prompt notice of such request or requirement so that either party or both may seek an appropriate protective order or waive compliance with these provisions.

18.  Equitable Relief

     In the event of a breach of certain provisions hereof, including those set forth in paragraphs 16 or 17 hereof, each party acknowledges that monetary damages may be insufficient compensation for the other party and that the other party shall be entitled to a temporary restraining order or a permanent injunction restraining it from said breach or a continuing breach or other equitable relief. The foregoing shall not be construed as prohibiting the other party from pursuing other remedies available to it for such breach or threatened breach, including the recovery of damages.

19.  Stock Warrant Rights

     As additional compensation, ePills and Medi-Mail will enter into a Common Stock Purchase Warrant in the form of Schedule IV for purchase of ePills common
                                      -----------
stock (not to exceed [*] of all such stock) at [*]. Such rights are in addition to any equity Medi-Mail or any of its affiliates may otherwise agree to purchase.

20.  Independent Contractor

     Each party is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance. None of a party's employees, agents, or associates are employees of the other party and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the other.

21.  Certain Definitions

     a. "MM Consumer" shall mean any person that either is a member of a plan that Medi-Mail is servicing as of the date hereof or to whom Medi-Mail has shipped an order for an Exclusive Rx Drug since July 1, 1998. To the extent any reasonable dispute arises between the parties as to whether a consumer is a MM Consumer, Medi-Mail will, consistent with Medi-Mail's obligation to protect confidential patient records, provide adequate business records to demonstrate to ePills reasonable satisfaction that such consumer is a MM Consumer.

     b. "ePills Consumer" shall mean any consumer other than a MM Consumer placing an order for Exclusive Rx Drugs using ePills' web site.

     c. "Verified Order" shall mean any order for an Exclusive Rx Drug the prescription

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

for which has been verified by Medi-Mail as being, in the sole and absolute determination of Medi-Mail, to be a valid prescription that may be lawfully dispensed by Medi-Mail.

     d. Any reference herein to a "health care provider" shall include any and all governmental agency or third party that provide health care insurance or benefits including without limitation health maintenance organizations, pharmacy benefit management companies or other third party payers.

     e. Any references to this "Agreement" or "hereunder" or "herewith" shall mean this Agreement and all written amendments or supplements relating thereto.

     f. A "business day" shall mean any day Monday through Friday inclusive which is not a legal holiday in the state where a warehouse is located in accordance with the provisions of paragraph 3(b) above.

     g. Any reference to "web site" shall mean the Internet web site maintained by ePills using the domain name (URL) "ePills.com", and excludes facsimile, telephone and other non-Internet technologies (other than their incidental use in support of the web site).

22.  Notice

     a. All notices to be given hereunder shall be deemed to have been given when received or refused and shall be sent by certified mail, postage prepaid, by in person or by hand delivery, or by Federal Express or similar overnight delivery service, and shall be addressed to the parties at their respective addresses as set forth below each party's signature or to such other address(es) as may be furnished by notice given in accordance with this paragraph.

23.  Miscellaneous

     a. Further Assurances. The parties each hereby agree, at their own respective cost and expense, to execute and deliver any agreement, document or instrument and to take any further action which the other may reasonably request in order to more fully give effect to the matters contemplated hereby.

     b. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principals of conflict of law. In the event of any dispute with respect to the terms and provisions hereof, the parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court in Orange County in the State of California with respect thereto. The prevailing party shall be entitled to the reimbursement from the other party of all costs and expenses incurred, if any, including attorney's fees, to enforce its rights and remedies hereunder. THE PARTIES EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     c. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the parties and supersedes any and all other agreements or understanding, oral or written. This Agreement cannot be amended nor can any of the terms or provisions hereof be waived except in writing signed by the party affected thereby. Any waiver shall not operate as a waiver of or estoppel with respect to any subsequent breach. Revisions to the operations, pricing and financial reconciliations protocols that are adopted by the parties' mutual agreement from time to time will, to the extent of any inconsistency, will supercede this Agreement as to such matters.

     d. Successors and Assigns. This Agreement shall be binding upon and shall be for the benefit of the parties hereto and their respective successors, assigns, heirs and executors. Notwithstanding the foregoing, neither party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld or delayed; provided, however, that neither party may sell or transfer its assets and liabilities nor may it suffer a change in 50% or more (measured from the date hereof) of its issued and outstanding shares of stock (other than pursuant to an initial public offering) without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed; and further provided, however, ePills acknowledges that Medi-Mail has affiliates and subsidiaries and may subcontract performance of some or all of the terms of this Agreement to one or more such related entities if Medi-Mail remains obligated hereunder and such subcontracting does not have a material adverse effect on ePills or the terms of this Agreement. Notwithstanding the foregoing, this Agreement may be assigned by either party to a wholly-owned parent, subsidiary or affiliate under common ownership.

     e. Counterparts; Facsimiles. This Agreement and any documents, agreements or instruments delivered in connection herewith can be executed in counterparts, which, together, shall constitute a single agreement. The parties agree that they may rely upon facsimile signatures hereto and to any amendments, documents, agreements or instruments delivered in connection therewith.

     f. Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rank, power or privilege.

     g. Captions. The captions and heading in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     h. Interpretation. In the event of any claimed conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement shall be interpreted equally as to both parties and not against the party that drafted it. Whenever the context requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

     i. Parties in Interest. Nothing in this Agreement shall confer any rights on any third parties other than ePills and Medi-Mail and their respective successors and assigns, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     j. Information Reviewed. Each party has received and reviewed all information it considers necessary or appropriate for deciding whether to enter into this Agreement and has further had an opportunity to ask questions and receive answers regarding its terms and to obtain all information which it deems necessary to evaluate it and to otherwise verify the accuracy of information provided.

     k. Reliance on Authority of Person Signing Agreement. Neither ePills nor Medi-Mail shall be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                              MEDI-MAIL, INC.


                              By: /s/ Carol E. Scherman
                                 _______________________________________
                              Name: Carol E. Scherman
                                   _____________________________________
                              Title: CEO Medi Mail
                                    ____________________________________
                              871-C Grier Drive
                              Las Vegas, Nevada 89119
                              Attn:  Chairman & CEO

           with a copy to:    Bergen Brunswig Corporation
                              4000 Metropolitan Drive
                              Orange, California 92868
                              Attn:  Executive Vice President,
                              Chief Legal Officer & Secretary
                              Facsimile:  (714) 978-1148

                              ePILLS, INC.

                              By: /s/ Timothy Seng
                                 _______________________________________
                              Name: Timothy Seng
                                   ______________________________________
                              Title: Treasurer
                                    --------------------------------------
                              ePills, Inc.
                              5900 Hollis
                              Suite #T2
                              Emeryville, California 94608

Attachments:

Schedule I       The Territory
Schedule II      Returned Goods Policy
Schedule III     Form of EDI/EFT Agreement
Schedule IV      Common Stock Purchase Warrant
Schedule VIII    The Licensed Mail-Order Facilities

In addition, the following protocols are to be signed or initialed by the parties and are to be attached or deemed to be attached hereto when agreed to in accordance with the terms hereof:

Schedule V       The Operations Protocol (paragraph 2(a))
Schedule VI      The Pricing Protocol (paragraph 2(b))
Schedule VII     The Financial Reconciliation Protocol (paragraph 4)

                                  SCHEDULE I

                                 THE TERRITORY

                              [See attached list]

Medi-Mail, Inc. - Licensing Status 8/02/99

------------------------------------------------------------------------------------
State                  Status        License #     Expiration        Pending Status
------------------------------------------------------------------------------------
                       Current
                       Exempt
                       Pending
------------------------------------------------------------------------------------
Alabama                 [*]             [*]            [*]
------------------------------------------------------------------------------------
Alaska                  [*]             [*]            [*]
------------------------------------------------------------------------------------
Arizona                 [*]
------------------------------------------------------------------------------------
Arkansas                [*]             [*]            [*]
------------------------------------------------------------------------------------
California              [*]             [*]            [*]
------------------------------------------------------------------------------------
Colorado                [*]             [*]            [*]
------------------------------------------------------------------------------------
Connecticut             [*]             [*]            [*]
------------------------------------------------------------------------------------
Delaware                [*]             [*]            [*]
------------------------------------------------------------------------------------
District of Columbia    [*]
------------------------------------------------------------------------------------
Florida                 [*]             [*]            [*]
------------------------------------------------------------------------------------
Georgia                 [*]
------------------------------------------------------------------------------------
Hawaii                  [*]             [*]            [*]
------------------------------------------------------------------------------------
Idaho                   [*]             [*]            [*]
------------------------------------------------------------------------------------
Illinois                [*]                                    Processing app. Should
                                                               have license in 4-8
                                                               weeks
------------------------------------------------------------------------------------
Indiana                 [*]             [*]
------------------------------------------------------------------------------------
Iowa                    [*]             [*]            [*]
------------------------------------------------------------------------------------
Kansas                  [*]             [*]            [*]
------------------------------------------------------------------------------------
Kentucky                [*]             [*]            [*]
------------------------------------------------------------------------------------
Louisiana               [*]             [*]            [*]
------------------------------------------------------------------------------------
Maine                   [*]             [*]            [*]
------------------------------------------------------------------------------------
Maryland                [*]             [*]            [*]
------------------------------------------------------------------------------------
Massachusetts          [*]
------------------------------------------------------------------------------------
Michigan                [*]                                    Pharmacist needs to
                                                               be licensed in
                                                               Michigan
------------------------------------------------------------------------------------
Minnesota               [*]             [*]            [*]
------------------------------------------------------------------------------------
Mississippi             [*]             [*]            [*]
------------------------------------------------------------------------------------
Missouri                [*]             [*]            [*]
------------------------------------------------------------------------------------
Montana                 [*]             [*]            [*]
------------------------------------------------------------------------------------
Nebraska                [*]             [*]            [*]
------------------------------------------------------------------------------------
Nevada                  [*]             [*]            [*]
------------------------------------------------------------------------------------
New Hampshire           [*]
------------------------------------------------------------------------------------
New Jersey              [*]
------------------------------------------------------------------------------------
                                        [*]            [*]
New Mexico              [*]             [*]            [*]
------------------------------------------------------------------------------------
New York                [*]
------------------------------------------------------------------------------------
North Carolina          [*]             [*]            [*]
------------------------------------------------------------------------------------
North Dakota            [*]             [*]            [*]
------------------------------------------------------------------------------------
Ohio                    [*]             [*]            [*]
------------------------------------------------------------------------------------
Oklahoma                [*]             [*]            [*]
------------------------------------------------------------------------------------
Pennsylvania            [*]
------------------------------------------------------------------------------------
Rhode Island            [*]             [*]            [*]
------------------------------------------------------------------------------------

[*] = CERTAIN INFORMATION IN THIS COLUMN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Medi-Mail, Inc. - Licensing Status 8/02/99

------------------------------------------------------------------------------------
State                  Status        License #     Expiration        Pending Status
------------------------------------------------------------------------------------

South Carolina          [*]             [*]            [*]
------------------------------------------------------------------------------------
South Dakota            [*]             [*]
------------------------------------------------------------------------------------
Tennessee               [*]
------------------------------------------------------------------------------------
Texas                   [*]             [*]            [*]
------------------------------------------------------------------------------------
Utah                    [*]
------------------------------------------------------------------------------------
Vermont                 [*]
------------------------------------------------------------------------------------
Washington              [*]             [*]            [*]
------------------------------------------------------------------------------------
West Virginia           [*]             [*]            [*]
------------------------------------------------------------------------------------
Wisconsin               [*]
------------------------------------------------------------------------------------
                                        [*]            [*]
Wyoming                 [*]             [*]            [*]
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SUMMARY:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
3 Pending Licenses-
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                        1 States-  have all required information. Waiting for
                                   application to be processed
------------------------------------------------------------------------------------
                        2 States-  require an appearance and/or test by the
                                   Pharmacist in Charge
------------------------------------------------------------------------------------
Total                        3     pending licenses
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

[*] = CERTAIN INFORMATION IN THIS COLUMN HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                  SCHEDULE II

                             RETURNED GOODS POLICY

     There will be no return of prescription product to Medi-Mail by ePills' consumer unless it was incorrectly dispensed by Medi-Mail.

     All such prescription product returns must be sent by consumers directly to Medi-Mail.

     If any such prescription products (other than DEA Schedule II controlled substances) are returned by a consumer to ePills in error, ePills will promptly notify the appropriate authorities and Medi-Mail.

     In the event any DEA Schedule II controlled substance is returned by a consumer to ePills rather than to Medi-Mail, ePills must hold such product and notify DEA and/or ePills' state board of pharmacy to arrange for its handling and destruction.

                                 SCHEDULE III

                           FORM OF EDI-EFT AGREEMENT

                                [See attached]

                        ELECTRONIC PAYMENTS AGREEMENT

This Electronic Payments Agreement ("Agreement") effective as of August __, 1999 is entered into by and between ePills, Inc., a Delaware corporation, located at 5900 Hollis. Suite O, Emeryville, CA 94680 ("Originator") and Medi-Mail, Inc., a Nevada corporation, located at 871-C Grier Drive, Las Vegas, Nevada 89119 ("Beneficiary").

                                  RECITALS
                                  --------

A. Originator and Beneficiary are or may become parties to one or more Business Agreements, including the Pharmacy Services Fulfillment Agreement dated August __, 1999, pursuant to which Originator may, from time to time, become obliged to make payments to Beneficiary.

B. Originator and Beneficiary desire to establish terms and conditions upon which Originator shall make such payments and communicate associated Remittance Information in electronic form.

                                  AGREEMENT
                                  ---------

     NOW THEREFORE, the parties agree as follows:

1.  DEFINITIONS

     1.1  Terms as Defined in this Agreement.  As used in this Agreement, the
          ----------------------------------
following terms have the following meanings:

          (a)  Beneficiary's Account:  The deposit account at Beneficiary's Bank
               ---------------------
               designated in Appendix 1.1, that is to be credited with payments from Originator.

          (b)  Beneficiary's Bank:  The bank designated by Beneficiary in
               ------------------
               Appendix 1.1 for receiving payment from Originator.

          (c)  Business Agreements:  All contractual relationships between the
               -------------------
               parties giving rise to an obligation of Originator to pay Beneficiary, designated in Appendix 1.4.

          (d)  Payment Obligation:  An obligation of Originator to pay money to
               ------------------
               Beneficiary pursuant to the Business Agreements.

          (e)  Remittance Information:  The information relating to a payment
               ----------------------
               designated in Appendix 2.2.

          (f)  Third Party Service Provider:  An entity designated by a party in
               ----------------------------
               Appendix 1.2 to assist the party in the communication of Transaction Sets and notice between the parties separate from any payment order.

          (g)  Transaction Set:  A collection of data that is communicated
               ---------------
               between the parties, as designated in Appendix 2.1 or as otherwise agreed by the parties.

     1.2  Terms Defined in Article 4A.  Terms used in this Agreement but not
          ---------------------------
otherwise defined shall be defined as provided in Uniform Commercial Code
Article 4A as enacted in the jurisdiction whose law governs this Agreement.

2.  AGREEMENT AND AUTHORIZATION

     2.1  Credits.  Originator agrees and Beneficiary authorizes Originator to
          -------
(i) satisfy its Payment Obligation by initiating funds transfers that result in payment to the Beneficiary by credit to Beneficiary's Account, and (ii) communicate associated Remittance Information to Beneficiary in accordance with this Agreement.

     2.2  Debits.  Neither party shall initiate a transaction in connection with
          ------
a Payment Obligation for the purpose of debiting a bank account of the other party.

3.  PAYMENT AND REMITTANCE PROCEDURE

     3.1  Payment.  Originator shall instruct its bank to process funds
          -------
transfers hereunder using the funds-transfer system or other mechanism specified in Appendix 1.3, in accordance with this Agreement and the rules of such funds-transfer system.

     3.2  Remittance Information.  For each funds transfer initiated under this
          ----------------------
Agreement, Originator shall communicate the associated Remittance Information to Beneficiary as specified in Appendix 2.

     3.3  No Warranty of Funds.  Beneficiary acknowledges that its receipt of
          --------------------
Remittance Information communicated separately from the funds transfer to which the Remittance Information relates will not constitute a warranty by Originator that the funds transfer has been initiated on a timely basis or that any resulting payment order will be accepted by Beneficiary's Bank on any date specified therein.

4.  TIMING OF PAYMENTS

     4.1  Timeliness.  A payment from Originator to Beneficiary shall be
          ----------
considered timely with respect to any payment due date determined in accordance with the applicable Business Agreement if the corresponding funds transfer is completed on the day such payment is due. If the funds transfer cannot be completed on such date, Originator's payment is timely if the funds transfer is completed on the next day completion can occur.

     4.2  Effect of Delay.  Originator shall not be in breach of this Agreement
          ---------------
or the applicable Business Agreement, or suffer any loss of discount or other penalty, with respect to a funds transfer that was initiated properly and timely by Originator to the extent its completion is delayed because of failure or delay by the funds-transfer system or other mechanism designated in Appendix 1.3, the operation of a funds-transfer system rule which could not be anticipated by the Originator, or rejection by the Beneficiary's Bank.
However, any such failure, delay or rejection does not extinguish the Originator's obligation to pay the Beneficiary as soon as practical after the failure, delay or rejection is discovered.

5.  DISCHARGE OF PAYMENT OBLIGATIONS

     5.1  Discharge: Credit to Originator.  Upon completion of a funds transfer
          -------------------------------
authorized by Agreement 2.1, the corresponding Payment Obligation of the Originator shall be discharged to the same extent as if such payment had been received in cash. Beneficiary shall credit Originator for the amount of such payment, as of the date the funds transfer was completed.

     5.2  Disallowance of Credits Taken.  If Beneficiary disallows any
          -----------------------------
discounts, allowances, adjustments or other credits against a Payment Obligation taken by Originator in conjunction with a funds transfer, Beneficiary shall promptly notify Originator of the amount of and reason for such disallowance in accordance with Appendix 2.1

     5.3  Partial Payments.  Notwithstanding any statement contained in any
          ----------------
Remittance Information or related Transaction Set, the completion of any funds transfer hereunder shall not constitute full satisfaction of any portion of the corresponding Payment Obligation greater than the amount paid.

     5.4  Effect of Payment on Other Rights.  Notwithstanding the terms of
          ---------------------------------
Agreement 5.1, the completion of a funds transfer shall not constitute a waiver of any contract right under the corresponding Business Agreement that would be deemed waived by the acceptance of such payment in cash if within ten (10) business days after the completion of such funds transfer or such other time period as allowed by applicable law or Business Agreement, Beneficiary sends an equivalent payment amount to Originator in accordance with Agreement 5.5 and notifies Originator of the reason for the return in accordance with Agreement 11.1.

     5.5  Payment Returns, Adjustments, Credits and Rebates.  If Beneficiary
          -------------------------------------------------
elects to exercise a right to return a payment received from Originator or is required to pay Originator any adjustment, rebate, or other credit because of, for example, duplicate payments (rather than by crediting Originator's account balance), Beneficiary shall make such payment by initiating a new payment in the manner specified in Appendix 1.6.

6.  RECEIPT, ACKNOWLEDGMENT AND VERIFICATION

     6.1  Receipt.  A Transaction Set or notice communicated in accordance with
          -------
this Agreement shall be considered received when it is accessible by the intended recipient as specified in Appendix 2.3.

     6.2  Acknowledgment.  To the extent required by Appendix 2.1, a party that
          --------------
receives a Transaction Set or notice from the other party shall acknowledge that such Transaction Set or notice was received and is syntactically correct by communicating the Acknowledgment specified in Appendix 2.1 to the sender within five (5) business days of receipt.

     6.3  Verification.  The recipient of a Transaction Set or notice shall take
          ------------
reasonable steps to verify the claimed identity of the sender and the integrity of the content of a Transaction Set or notice (as specified in Appendix 4) before relying upon it. If a Transaction Set or notice is received in garbled form, or cannot be so verified, the recipient shall notify the sender of the problem within five (5) business days unless the sender's identity cannot be discerned. In the absence of such notice to an identifiable sender, the sender's version of the Transaction set or notice shall control.

     6.4  Validity and Enforceability.  Neither party shall contest the validity
          ---------------------------
or enforceability of Transaction Sets or notices communicated in electronic form pursuant to this Agreement on grounds related to the absence of paper-based writings, signing or originals. Each Transaction Set or notice communicated in electronic form pursuant to this Agreement shall be considered to be:

          (a) "in writing" and "written" to an extent no less than as if in paper form;

          (b) "signed" where the signer includes data intended as a signature to an extent no less than as if undertaken with pen and paper; and

          (c)  an original.

7.  SECURITY PROCEDURES

     7.1  Procedures.  Each party shall employ reasonable security procedures to
          ----------
ensure that Transaction Sets, notices and other information specified in this Agreement that are electronically created, communicated, processed, stored, retained or retrieved are authentic, accurate, reliable, complete and confidential.

     7.2  Effect of Non-Party Security.  The communication of any Transaction
          ----------------------------
Set or notice via a funds-transfer system shall not constitute a breach of Agreement 7.1.

8.  CONFIDENTIALITY

     8.1  Confidential Information.  Information that is considered confidential
          ------------------------
by either party is identified in Appendix 3. Such information shall be held in confidence by the recipient and shall be disclosed only to those of its employees or authorized representatives who require access in the performance of their duties to the recipient. The recipient will exercise reasonable care in the safeguarding of such confidential information.

     8.2  Exceptions.  Neither party shall be liable for the disclosure or use
          ----------
of any information designated in Appendix 3 as confidential that: (a) is, or becomes publicly known, other than by breach of this Agreement; (b) is obtained by the recipient from another person without restriction; (c) is previously known by the recipient without restrictions; (d) is, at any time, developed by the recipient independently of any disclosures hereunder; (e) is disclosed pursuant to the consent of the party that considers such information confidential; or (f) is required to be disclosed by law, provided that prior to disclosing such information the recipient shall promptly notify the other party of the demand to disclose or provide the information and the recipient agrees to reasonably cooperate if the other party deems it necessary to seek a protective order.

     8.3  Survival of Obligation.  These obligations and restrictions shall
          ----------------------
survive the termination of this Agreement for a period of ten (10) years.

9.  LIABILITY

     9.1  Breach of Business Agreements.  Except as otherwise specifically
          -----------------------------
provided herein, this Agreement neither enlarges nor diminishes the respective rights and obligations of the parties under any Business Agreement, and the liability of a party for breach of a Business Agreement shall be determined by the provisions of that agreement and applicable law.

     9.2  Conduct of Third Parties.  Except as otherwise limited herein, each
          ------------------------
party shall be liable to the other for the acts or omissions of its respective banks and Third Party Service Providers designated hereunder with respect to their conduct in connection with such party's performance under this Agreement. Neither party shall be liable to the other for the acts or omissions of any funds-transfer system operator, or for the acts or omissions of any banks or third party not selected by such party.

     9.3  Consequential Damages.  Neither Party shall be liable to the other
          ---------------------
under this Agreement for any special, indirect or consequential damages, even if such party has been advised of the possibility of such damages (except for liability directly resulting from a breach of the confidentiality or security obligations of this agreement).

     9.4  Costs.  Each party shall bear the respective fees and other charges
          -----
assessed by its designated banks and Third Party Service Providers (except as otherwise provided in Appendix 1.5).

10.  CHANGES, SUSPENSIONS AND TERMINATION

      10.1  Change of Designations.  Either party may change its designations of
            ----------------------
an account, bank, or Thirty Party Service Provider by notice to the other party. Any such change shall be effective twenty-five (25) business days after notice of such change from the party entitled to make the original designation is received by the other party.

      10.2  Suspension of Operations.  Either party may suspend operations under
            ------------------------
this Agreement:

            (a) upon notice to the other party, in the event that the notifying party has a good faith belief that the information of either party may be materially threatened or compromised; or

            (b) if the performance of a party under this Agreement is delayed or prevented by an act of God, natural disaster, computer or communications failure or other cause beyond the affected party's reasonable control.

      10.3  Termination of  Agreement.  Either party may terminate this
            -------------------------
Agreement at any time upon ninety (90) days' notice to the other.
Notwithstanding such termination, this Agreement shall remain in effect as to all funds transfers and Transaction Sets that have been initiated by the Originator and not canceled prior to termination of this Agreement.

11.  MISCELLANEOUS

      11.1  Notice.  Unless otherwise specified herein, any notice required or
            ------
permitted under this Agreement shall be communicated in the manner specified in Appendix 5 and addressed to the intended recipient at its notice address by notifying the other party. Either party may from time to time designate a different notice address by notifying the other party.

      11.2  Waiver.  No provision of this Agreement or any breach thereof shall
            ------
be deemed waived unless such waiver is in writing and signed/communicated by the party claimed to have waived such provision or breach. No waiver of a breach shall constitute a waiver or excuse any different or subsequent breach.

      11.3  Assignment.  This agreement is binding upon and inures to the
            ----------
benefit of the parties hereto and their respective successors and assigns. However, neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

      11.4  Choice of Law.  This Agreement is governed by and interpreted in
            -------------
accordance with the laws of the State of California.

      11.5  Conflict Rules.  In the event of any inconsistency between this
            --------------
Agreement and another agreement between the parties addressing the subject matter of this agreement, this agreement shall control. Any remittance instructions contained in purchase order from Originator are superseded by this Agreement. The parties agree to be bound by the rules of the funds-transfer system or other mechanism used to communicate a payment order.

     11.6  Entire Agreement.  This Agreement and the Appendix  hereto constitute
           ----------------
the entire agreement of the parties relating to the matters specified in this Agreement and supersede all prior communications and agreements with respect to such matters.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ePills, Inc., a Delaware corporation      Medi-Mail, Inc. a Nevada corporation,



By:_________________________________      By:_________________________________

Name:_______________________________      Name:_______________________________

Title:______________________________      Title:______________________________

                                    APPENDIX

SECTION 1.  DESIGNATIONS

     1.1    Beneficiary's Bank
            ------------------





     ABA Transit Routing Number:

     Beneficiary's Account Number:

     Administrative Contact:

     Special Instruction:

     1.2    Third Party Service Providers.
            -----------------------------

            1.2.1 Originator's Third Party Service Provider:


            1.2.2 Beneficiary's Third Party Service Provider:


     1.3    Funds Transfer System or Other Mechanism
            ----------------------------------------

            Originator will pay Beneficiary via _______

     1.4    Business Agreement.
            ------------------

     The original Pharmacy Services Fulfillment Agreement dated August __, 1999 and any current addendum or extension.

     1.5    Allocation of Costs.
            -------------------

     1.6    Procedure for Payment Returns.
            -----------------------------

            Check payable to ___________________________

SECTION 2.  TRANSACTION SETS

     2.1    Transaction Sets.
            ----------------

Transaction Set      Transaction Set      Method of        Acknowledgment
Function             Format               Communication    Requirement
-------------------  -------------------  -------------    -----------------

Remittance

Disallowance of Credits

Acknowledgment

Other Specify

     2.2    Remittance Information.
            ----------------------

     For each payment, the Remittance Information Transaction Set must contain the following specified data:

            (i) invoice number and date, (ii) invoice amount, (iii) discounts and allowances taken against each invoice, (iv) net amount paid on each invoice, and (v) identification of adjustments.

     2.3    Receipt of Transaction Sets.
            ---------------------------

            A Transaction Set will not be deemed to have been properly received by the intended recipient, and no Transaction Set shall give rise to any obligation, until it is accessible to the receiving party at such party's receipt computer described below:

            2.3.1 Originator's computer make and model:_______________________
            ___________________________________________________________

            2.3.2 Beneficiary's computer make and model: ______________________
            ___________________________________________________________

SECTION 3.  CONFIDENTIAL INFORMATION

     All data is to be kept confidential.

SECTION 4.  VERIFICATION AND SECURITY PROCEDURES

     All transactions by both parties (Originator and Beneficiary) are carried out through their respective banks. Appropriate verification and security procedures are the responsibility of each party and its bank.


SECTION 5.  NOTICE

     5.1    Originator Notice Address
            -------------------------
            ePills, Inc.
            5900 Hollis, Suite 0
            Emeryville, CA  94608
            Attn:____________________


     5.2    Beneficiary Notice Address
            --------------------------

            Medi-Mail, Inc.
            871-C Grier Drive
            Las Vegas, Nevada 89119
            Attn:  Chairman & CEO

            with a copy to:

            Bergen Brunswig Corporation
            4000 Metropolitan Drive
            Orange, California  92868
            Attn:  Executive Vice President,
            Chief Legal Officer & Secretary
            Facsimile: (714) 978-1148

     5.3    Method for Communication of Notice
            ----------------------------------

            The method for communication of notice shall be in written form.

                                  SCHEDULE IV

                         COMMON STOCK PURCHASE WARRANT

                           [intentionally omitted]

                                  SCHEDULE V

                              OPERATIONS PROTOCOL

                               [To be attached]

                                  SCHEDULE VI

                               PRICING PROTOCOL

                               [To be attached]

                                 SCHEDULE VII

                       FINANCIAL RECONCILIATION PROTOCOL

                               [To be attached]

                                 SCHEDULE VIII

                        LICENSED MAIL-ORDER FACILITIES

     Location of Medi-Mail licensed mail-order facilities:

          871-C Grier Drive
          Las Vegas, Nevada 89119

                                      32